CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of the Northern Lights Fund Trust II and to the use of our report dated December 23, 2024 on the financial statements and financial highlights of Invenomic Fund, a series of Northern Lights Fund Trust II. Such financial statements and financial highlights appear in the 2024 Annual Financial Statements in Form N-CSR which is incorporated by reference into the Statement of Additional Information.

/s/TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

February 28, 2025